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                                                                    EXHIBIT 4.12

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of December 28, 2000, among Sheldahl, Inc., a Minnesota corporation (the "Company"), and the individuals and entities listed on Schedule I hereto (referred to herein as a "Purchaser" and collectively as the "Purchasers").

     This Agreement is made pursuant to the Stock Purchase Agreement, dated as of November 10, 2000, as amended, modified or supplemented from time to time, (the "Purchase Agreement") among the Company and certain of the Purchasers (the "Stock Purchasers"), the Agreement and Plan of Merger, dated as of November 10, 2000, as amended, modified or supplemented from time to time, (the "Merger Agreement") among the Company, IFT West Acquisition Company, International Flex Holdings, Inc. ("IFH") and the stockholders of IFH (the "IFH Purchasers") and the Subordinated Notes and Warrant Purchase Agreement, dated as of November 10, 2000, as amended, modified or supplemented from time to time, (the "Subordinated Notes Purchase Agreement") among the Company and certain of the Purchasers (the "Warrant Purchasers").

     The Company and the Purchasers hereby agree as follows:

     1. Definitions

     Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Advice" shall have meaning set forth in Section 3(j).

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated", "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day except a day on which the Nasdaq National Market, the NYSE or the AMEX, as applicable, if the Common Stock is listed for trading or quoted thereon at such time, is closed, and if the Common Stock is not listed for trading or quoted on any of the Nasdaq National Market, the NYSE or the AMEX at such time, then "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which




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banking institutions in the State of Minnesota generally are authorized or required by law or other government actions to close.

     "Closing Date" shall have the meaning set forth in the Purchase Agreement.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Company's Common Stock, par value $.25 per share.

     "Common Shares" means the shares of Common Stock, par value $.25 per share, of the Company issued to the Stock Purchasers pursuant to the Purchase Agreement.

     "Effectiveness Date" means, with respect to the Shelf Registration Statement to be filed pursuant to Section 2(a) hereof, the first anniversary of the Closing Date, or if the Company is not eligible to file a Registration Statement covering all of the Registrable Securities on the Filing Date, then the date which is three months after the date that the Shelf Registration Statement is filed.

     "Effectiveness Period" shall have the meaning set forth in Section 2(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Filing Date" means the date which is nine months after the Closing Date.

     "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

     "Indemnified Party" shall have the meaning set forth in Section 5(c).

     "Indemnifying Party" shall have the meaning set forth in Section 5(c).

     "Losses" shall have the meaning set forth in Section 5(a).

     "Merger Shares" means (a) the shares of Common Stock, par value $.25 per share, of the Company issued to the IFH Purchasers pursuant to the Merger Agreement, and (b) the shares of Common Stock issuable upon exercise of (i) the stock purchase warrant issued to Dublind Investments, LLC in accordance with the Merger Agreement; and (ii) the stock option issued to Peter Nardin in accordance with the Merger Agreement.

     "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.





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     "Preferred Stock" means the Series G Shares.

     "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     "Prospectus" means a prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Purchase Documents" means the Purchase Agreement, the Merger Agreement, the Subordinated Notes Purchase Agreement and the Warrants.

     "Registrable Securities" means the (a) the Common Shares, (b) the Merger Shares, and (c) shares of Common Stock issuable upon (i) conversion of the Series G Shares; (ii) payment of dividends in respect of such Preferred Stock; and (iii) exercise of Warrants.

     "Registration Statement" means any registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than (i) a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, (ii) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation, or (iii) any registration statement filed by the Company pursuant to (x) that certain Registration Rights Agreement dated as of July 30, 1998 by and among the Company and certain holders of its Series D Convertible Preferred Stock, (y) that certain Registration Rights Agreement dated as of February 26, 1999 by and among the Company and certain holders of its Series E Convertible Preferred Stock, or
(z) that certain Registration Rights Agreement dated as of January 11, 2000 by and among the Company and certain holders of its Series F Convertible Preferred Stock), including (in each such case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.


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     "Rule 415" means Rule 415 promulgated by the Commission pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series G Shares" means the shares of Series G Preferred Stock, par value $1.00 per share, of the Company issued to the Stock Purchasers pursuant to the Purchase Agreement.

     "Shelf Registration Statement" shall have the meaning set forth in Section 2(a).

     "Warrants" means the warrants to purchase shares of Common Stock issued to the Warrant Purchasers pursuant to the Subordinated Notes Purchase Agreement.

     2. Registration.

     (a) Shelf Registration. The Company shall prepare and file with the Commission a Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (the "Shelf Registration Statement") on or prior to the Filing Date, or if the Company is not eligible to file a Registration Statement covering all of the Registrable Securities on the Filing Date, then on the earliest date possible following the Filing Date on which the Company would be eligible to file a Registration Statement covering all of the Registrable Securities. The Shelf Registration Statement shall be on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith which form shall be reasonably acceptable to the Holders). The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Shelf Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Shelf Registration Statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such Shelf Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period").

     (b) Incidental Registration. Whenever the Company proposes to file a Registration Statement, prior to such filing it shall give written notice to each Holder of its intention to do so, and upon the written request of any Holder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of



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distribution specified in the request of such Holder(s). In connection with any offering under this Section 2(b) involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Securities which the Holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities which the managing underwriter believes may be sold without causing such adverse effect; provided, however, that in no such event shall less than 25% of the aggregate amount of Registrable Securities which the Holders have requested to be included in such registration be included in such public offering. In the event of such a reduction in the number of shares to be included in the underwriting, the Holders of Registrable Securities who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Securities (or in any other proportion as agreed upon by such Holders) and if any of such Holders would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among such other requesting Holders pro rata based on their ownership of Registrable Securities. No other securities requested to be included in a Registration Statement for the account of anyone other than the Company or the Holders shall be included in a Registration Statement unless all Registrable Securities requested to be included in such Registration Statement are also included. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law.

     3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

     (a) Use its commercially reasonable efforts to prepare and file with the Commission, on or prior to the Filing Date (or if the Company is not eligible to file a Registration Statement covering all of the Registrable Securities on the Filing Date, then on the earliest date possible following the Filing Date on which the Company would be eligible to file a Registration Statement covering all of the Registrable Securities), a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith which Form shall be reasonably acceptable to the Holders) in accordance with the method or methods of distribution thereof as specified by the Holders, and cause such Shelf Registration Statement to become effective and remain effective as provided herein.

     (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective as to the applicable Registrable Securities for



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

the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the Commission with respect to any Registration Statement covering any Registrable Securities or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the Holders of Registrable Securities to be sold: (i)(A) when a Prospectus or Prospectus supplement covering any Registrable Securities or post-effective amendment to a Registration Statement covering any Registrable Securities is proposed to be filed, (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to any such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus covering any Registrable Securities or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus covering any Registrable Securities or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement covering any Registrable Securities or (ii) any suspension of the qualifications (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as reasonably practicable.



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     (e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

     (f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses covering any Registrable Securities (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

     (g) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

     (h) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to such Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (i) Use its best efforts to cause all Registrable Securities relating to any Registration Statement to be listed on The Nasdaq National Market and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Documents.

     (j) The Company may require each selling Holder to furnish to the Company such information, including information regarding the distribution of such Registrable Securities,



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as is required by law to be disclosed in a Registration Statement covering such
Registrable Securities and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. The failure by the Company to file the Shelf Registration Statement by the Filing Date, to cause it to become effective by the Effectiveness Date or to maintain its effectiveness for the Effectiveness Period, if due solely to the breach of a Holder's obligations under this Section, shall not be deemed a breach of the Company's obligations to such Holder under this Agreement or the applicable Purchase Document to which such Holder is a party. The rights of Holders that timely supply such information shall not be affected by the preceding sentence and the Company shall remain obligated hereunder to file, and cause and maintain the effectiveness of the Shelf Registration Statement on behalf of such Holders.

     If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to such Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

     Each Purchaser covenants and agrees that (i) it will not sell any Registrable Securities under any Registration Statement until it has received copies of the Prospectus relating thereto as then amended or supplemented as contemplated in Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c); and (ii) the Purchaser and its officers, directors or Affiliates, if any, will comply with the Prospectus delivery and any other requirements of the Securities Act applicable to them in connection with sales of Registrable Securities pursuant to such Registration Statement.

     Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v), such Holder will forthwith discontinue disposition of such Registrable Securities under such Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by
Section 3(h), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

     4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement covering any Registrable Securities is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to such a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i)



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all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq National Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, and (B) in compliance with state securities or Blue Sky laws; (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses); (iii) messenger, telephone and delivery expenses incurred by the Company; (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder, and the reasonable fees and expenses of one legal counsel retained by the Holders.

     5. Indemnification

     (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus covering any Registrable Shares or in any amendment or supplement thereto or in any preliminary prospectus covering any Registrable Shares, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or such Holder's proposed method of distribution of Registrable Securities furnished to the Company by such Holder expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

     (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and



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



Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus covering Registrable Shares, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in such Registration Statement, such Prospectus or such form of prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have adversely prejudiced the Indemnifying Party.

     An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that if more than one Indemnified Party is seeking indemnification with respect to the same Proceeding, the Indemnifying Party shall not be required to pay for more than one separate counsel for all such Indemnified Parties as a group. The Indemnifying Party shall not be liable for any settlement of



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any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

     (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.



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



     6. Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

     7. Miscellaneous

     (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least eighty percent (80%) of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Minneapolis time) on a Business Day; (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Documents later than 4:30 p.m. (Minneapolis time) on any date and earlier than 11:59 p.m. (Minneapolis time) on such date;
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service; or (iv) upon actual receipt by the party to whom such notice is required to be given.

   If to the Company:              Sheldahl, Inc.
                                   1150 Sheldahl Road
                                   Northfield, MN 55057-9444
                                   Attn: Edward L. Lundstrom
                                   Fax: (507) 663-8326 or
                                        (507) 663-8435

   With copies to:                 Lindquist & Vennum P.L.L.P.
                                   4200 IDS Center
                                   80 South Eighth Street
                                   Minneapolis MN 55402
                                   Attn:    Charles P. Moorse, Esq.
                                   Fax:     (612) 371-3207

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     (d) Successors and Assigns. This Agreement shall more to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall more to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Documents.

     (e) Assignment of Registration Rights. The rights of each Purchaser hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by the Purchaser to any assignee or transferee of all or a portion of the shares of Preferred Stock, the Warrants or the Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and
(B) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws to the extent required by the Purchase Documents; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Documents. The rights to assignment shall apply to the Purchaser's (and to subsequent) successors and assigns.

     (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to principles of conflicts of law.

     (h) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (k) Shares Held by The Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Purchasers or transferees or successors or assigns thereof if such Persons are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 SHELDAHL, INC.



                                 By: /s/ Edward L. Lundstrom
                                    --------------------------------------------
                                 Name: Edward L. Lundstrom
                                 Its: President


                                 PURCHASERS:

                                 MORGENTHALER VENTURE PARTNERS V, L.P.


                                 By: /s/ John D. Lutsi
                                    --------------------------------------------
                                 Name: John D. Lutsi,
                                 its General Partner

                                 AMPERSAND IV LIMITED PARTNERSHIP

                                 BY:  AMP-IV MANAGEMENT COMPANY LIMITED
                                      LIABILITY COMPANY,
                                      ITS GENERAL PARTNER

                                 By: /s/ Richard A. Charpie
                                    --------------------------------------------
                                 Name: Richard A. Charpie
                                 Title: Principal Managing Member

                                 AMPERSAND IV COMPANION FUND LIMITED PARTNERSHIP

                                 BY:  AMP-IV MANAGEMENT COMPANY LIMITED
                                      LIABILITY COMPANY,
                                      ITS GENERAL PARTNER

                                 By: /s/ Richard A. Charpie
                                    --------------------------------------------
                                 Name: Richard A. Charpie
                                 Title: Principal Managing Member

                                 SOUND BEACH TECHNOLOGY PARTNERS, LLC


                                 By: /s/ Donald R. Friedman
                                    --------------------------------------------
                                 Name: Donald R. Friedman
                                 Title: President and Chief Executive Officer


                                 MOLEX INCORPORATED


                                 By: /s/ Thomas S. Lee
                                    --------------------------------------------
                                 Name: Thomas S. Lee
                                 Title: Vice President New Ventures
                                 and Acquisitions


                                 DUBLIND INVESTMENTS, LLC


                                 By: /s/ Charles Lindsay
                                    --------------------------------------------
                                 Name: Charles Lindsay
                                 Title: President


                                  /s/ Peter Nardin
                                 -----------------------------------------------
                                  PETER NARDIN

                                                                      SCHEDULE I

                               List of Purchasers

Morgenthaler Venture Parnters V, L.P.
Ampersand IV Limited Partnership
Ampersand IV Companion Fund Limited Partnership
Sound Beach Technology Partners, LLC
Molex Incorporated
Dublind Investments, LLC
Peter Nardin